UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2025
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MONGODB, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware		001-38240	26-1463205
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway,	38th Floor
New York,	NY		10019
(Address of Principal Executive Offices)			(Zip Code)
646-727-4092
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
___________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MDB	The Nasdaq Stock Market LLC
(Nasdaq Global Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On April 28, 2025, MongoDB, Inc. (the “Company”) announced the appointment of Michael J. Berry as the Company’s Chief Financial Officer effective May 27, 2025.

Prior to his appointment with the Company, Mr. Berry, age 62, served as the Executive Vice President and Chief Financial Officer of NetApp, Inc. from March 2020 through May 2025. Previous to that, Mr. Berry served as Executive Vice President and Chief Financial Officer of McAfee from February 2017 to March 2020. Mr. Berry was previously employed by FireEye, Inc., where he served as Executive Vice President, Chief Financial Officer and Chief Operating Officer. Prior to FireEye, Mr. Berry served as Executive Vice President and Chief Financial Officer of Informatica Corporation from November 2014 to September 2015. Prior to that, Mr. Berry was Executive Vice President and Chief Financial Officer of IO Data Centers, LLC, now Iron Mountain Inc; SolarWinds, Inc. and i2 Technologies, Inc. and served in a variety of other operational and finance positions. Mr. Berry has served on the board of Rapid7, Inc. since November 2012 and is the chair of its audit committee. Mr. Berry holds a Bachelor of Arts in Finance from Augsburg College and a Master of Business Administration in Finance from the University of St. Thomas.

Mr. Berry does not have a family relationship with any of the officers or directors of the Company. Mr. Berry was not appointed pursuant to any arrangement or understanding between such individual and any other person.

There are no related party transactions reportable under Item 404(a) of Regulation S-K.

Compensatory Arrangements

In connection with his appointment as Chief Financial Officer, Mr. Berry signed an offer letter that entitles him to receive (i) a starting annual base salary of $350,000 and (ii) annual incentive compensation with a target cash bonus opportunity of 65% of his annual base salary. The Company will grant two service-vested awards of restricted stock units ("RSUs") under the Company's 2016 Equity Incentive Plan: a new hire grant with a value of approximately $9,000,000 and a sign-on bonus grant with a value of approximately $3,000,000. Each of the RSU awards will vest over four years, with 25% of the RSUs vesting after 12 months of continuous service from the vesting start date and the balance vesting in equal quarterly installments over the remaining 12 quarters of continuous service.

Mr. Berry will also be eligible to participate in the compensation and benefit programs generally available to the Company’s executive officers.

In connection with this appointment, the Company and Mr. Berry entered into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.5 to Form S-1 filed with the SEC on September 21, 2017.

A copy of the offer letter with Mr. Berry will be filed with the Company’s Quarterly Report on Form 10-Q for the quarterly period ending April 30, 2025. The above summary of the offer letter does not purport to be complete and is subject to and qualified in its entirety by reference to the offer letter.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release announcing the appointment of Mr. Berry as Chief Financial Officer of the Company is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release, dated April 28, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONGODB, INC.

Dated: April 28, 2025	By:	/s/ Andrew Stephens
Name: Andrew Stephens Title: General Counsel and Secretary